EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 20, 1999 (with respect to Note A[1] March 19, 1999), with respect to our audit of the financial statements included in ObjectSoft Corporation's Annual Report (Form 10-KSB) for the year ended December 31, 1998.


 /s/ Richard A. Eisner & Company, LLP
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RICHARD A. EISNER & COMPANY, LLP
Florham Park, New Jersey
November 4, 1999